UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)
of the Securities Exchange Act of 1934

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DLD Group, Inc.
(Name of Registrant as Specified in Its Charter)

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DLD Group, Inc.
25 Fordham Drive
Buffalo, NY 14216
716-868-6789

     INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

To the Holders of Common Stock of DLD Group, Inc.:

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of common stock, $0.001 par value per share (the “Common Stock”), of DLD Group, Inc., a Nevada corporation (the “Company”), to notify the Stockholders that on January 10, 2014, the Company received a majority written consent in lieu of a special meeting of the Stockholders of 65.84% of the Company’s Common Stock (“Majority Stockholders”), together holding in the aggregate more than a majority of the total voting power of all issued and outstanding voting capital of the Company. The Majority Stockholders authorized the 1,000 for 1 reverse stock split of the Company’s issued and outstanding shares of Common Stock (the “Reverse Split”).

On January 10, 2014, the Board of Directors of the Company (the “Board”) approved, and recommended to the Majority Stockholders that they approve the Reverse Split.

The written consent by the Majority Stockholders was obtained pursuant to Sections 78.320 and 78.390 of the Nevada Revised Statutes.

For further information regarding the matters as to which Majority Stockholder consent was given, I urge you to carefully read the accompanying Information Statement.

By Order of the Board of Directors,

/s/ Fenglin Wang

President and Chairman of the Board

March 24, 2014

DLD Group, Inc.
25 Fordham Drive
Buffalo, NY 14216
716-868-6789

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 24, 2014

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $0.001 per share (the “Common Stock”), of DLD Group, Inc., a Nevada corporation (the “Company”), to notify such Stockholders that on January 10, 2014, the Company received a majority written consent in lieu of a special meeting of the Stockholders of 65.84% of the Company’s Common Stock (“Majority Stockholders”), together holding in the aggregate more than a majority of the total voting power of all issued and outstanding voting capital of the Company. This represents approximately 65,923,733 of the 100,138,016 shares of the total issued and outstanding shares of Common Stock. The Majority Stockholders authorized the 1,000 for 1 reverse stock split of the Company’s issued and outstanding shares of Common Stock (the “Reverse Split”).

Pursuant to 17 CFR Section 240.14c -2(b), these actions will not be effective until 20 days after this Information Statement is mailed to the Stockholders. Dissenting Stockholders do not have any statutory appraisal rights as a result of the action taken. The Board of Directors of the Company (the “Board”) does not intend to solicit any proxies or consents from any other Stockholders in connection with this action.

There will not be a meeting of Stockholders and none is required under Nevada Revised Statutes when an action has been approved by written consent of the holders of a majority of the outstanding shares of our Common Stock.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on March 1, 2014, as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

WHAT VOTE WAS REQUIRED TO APPROVE THE AMENDMENT?

For the approval of the Reverse Split, the affirmative vote of a majority of the shares of common stock outstanding and entitled to vote on January 10, 2014, or 50,069,009, was required for approval.

CONSENTING STOCKHOLDERS

On January 10, 2014, our Board unanimously adopted resolutions declaring the advisability of, and recommended that Stockholders approve the amendment to the Company’s Articles of Incorporation to authorize a reverse split of one-for-one thousand of its shares of Common Stock. In connection with the adoption of these resolutions, the board elected to seek the written consent of the holders of a majority of our outstanding shares. As of January 10, 2014, there were issued and outstanding (i) 100,138,016 shares of our Common Stock; and (ii) no shares of preferred stock.

On January 10, 2014, Fenglin Wang, who owns 65.84% of our common stock, consented in writing to the Reverse Split.

Under Nevada law, we are required to give all Stockholders written notice of any actions that are taken by written consent without a Stockholder meeting.

We are not seeking written consent from any of our Stockholders and our other Stockholders will not be given an opportunity to vote with respect to the Reverse Split. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purposes of advising Stockholders of the action taken by written consent, as required by Nevada law.

Stockholders who were not afforded an opportunity to consent or otherwise vote with respect to the actions taken have no right under Nevada law to dissent or require a vote of all our Stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 10, 2014, the number and percentage of shares of Common Stock of the Company, owned of record and beneficially, by each person known by the Company to own 5% or more of such stock, each director of the Company, and by all executive officers and directors of the Company. Unless otherwise indicated below, the address of each person listed in the table below is c/o 25 Fordham Drive, Buffalo, New York 14216.

	Amount and Nature of
	Beneficial Ownership
	Common Stock (1)
	No. of
Name and Address of Beneficial Owner	Shares		% of Class
Directors and Officers
Fenglin Wang, Chairman and President	65,923,733	(2)	65.84%
Keren Zhao, Chief Executive Officer	0		0.00%
Wenyi Yu, Director	3,000,000		3.00%
Wenyong Wang, Director	3,000,000		3.00%
Fang Wang, Director	2,500,000		2.50%
All officers and directors as a group (5 persons)	74,423,733		74.34%

5% Security Holders
Fenglin Wang, Chairman and President	65,923,733		65.84%

(1)	Based on 100,138,016 shares of common stock issued and outstanding as of January 10, 2014.

(2)

Includes (i) 923,733 shares of common stock held by Dianliandian Shops Network Science & Technology Corporation, of which Mr. Fenglin Wang is the President, Chief Executive Officer, Chairman and owner and thus has voting and dispositive control over securities held by it.

APPROVAL OF AMENDMENT OF THE COMPANY’S
ARTICLES OF INCORPORATION

The Reverse Split will become effective on the date that we file the Certificate of Amendment to the Articles of Incorporation of the Company (the “Amendment”) with the Secretary of State of the State of Nevada. We intend to file the Amendment with the Secretary of State of the State of Nevada promptly after the twentieth (20th) day following the date on which this Information Statement is mailed to the Stockholders.

Notwithstanding the foregoing, we must first notify FINRA of the intended Reverse Split by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated record date of such action. Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act.

We currently expect to file the Amendment on or about April 4, 2014.

Reverse Split

As a result of the Reverse Split, which is defined by the SEC as a transaction that reduces the number of shares and increases the share price proportionately, each share of Common Stock outstanding at the effective time of the Reverse Split, will become, without any action on the part of the holder thereof, one-one thousandth of a share of Common Stock. The amendment will not affect the par value per share of the Company’s common stock and will remain $0.001 nor will it affect the authorized shares of which will remain at 200,000,000. For purposes of this description, the Common Stock, as presently constituted, is referred to as the “Old Common Stock” and the Common Stock resulting from the Reverse Split is referred to as the “New Common Stock.” The bid price of the Company’s Common Stock on March 18, 2014 was $0.0047.

The Reverse Split will become effective upon the filing with the Secretary of State of Nevada of an amendment to the Company’s Articles of Incorporation which states that, upon the filing of the Certificate of Amendment, each share of Old Common Stock then issued and outstanding would automatically become such fraction of a share of New Common Stock as determined by the Board.

Purpose and Effects of the Reverse Split

The principal effects of the Reverse Split will be as follows:

Based upon the 100,138,016 shares of Old Common Stock outstanding on the Record Date, the Reverse Split of one-one thousandth would decrease the outstanding shares of Old Common Stock by approximately 99.9% to 100,138 shares.

The Company will obtain a new CUSIP number for the New Common Stock at the time of the Reverse Split. Following the effectiveness of the Reverse Split, each yet to be determined number of shares of Old Common Stock, without any action on the part of the holder, will represent one share of New Common Stock.

Subject to the provisions for elimination of fractional shares, as described below, consummation of the Reverse Split will not result in a change in the relative equity position or voting power of the holders of Old Common Stock.

The Amendment to the Company’s Articles of Incorporation will be filed with the Secretary of State of Nevada no later than twenty days after the mailing of this Information Statement. The Reverse Split would become effective as of the date of such filing (the “Effective Date”).

The Reverse Split will decrease the number of shares of Old Common Stock outstanding and presumably increase the per share market price for the New Common Stock. Theoretically, the number of shares outstanding should not, by itself, affect the marketability of the stock, the type of investor who acquires it, or the Company’s reputation in the financial community, but in practice this is not necessarily the case, as many investors look upon a stock trading at or under $1.00 per share as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks.

Many leading brokerage firms are reluctant to recommend lower-priced securities to their clients and a variety of brokerage house policies and practices currently tend to discourage individual brokers within firms from dealing in lower-priced stocks. Some of those policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that make the handling of lower priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of lower priced stocks because the brokerage commission on a sale of a lower priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher priced issue.

The Board believes that the Reverse Split is in the best interest of the Company and its Stockholders because it would reduce the number of shares of its Common Stock outstanding to amounts that the Board believes are more reasonable in light of its size and market capitalization. The Company requires additional capital for its operations and does not believe that it will be able to raise the necessary capital unless the price of the Common Stock is higher than the current Common Stock price levels. However, no assurance can be given that the Reverse Split will result in any increase in the Common Stock price or that the Company will be able to complete any financing following the Reverse Split.

The result of the Reverse Split will only affect the issued and outstanding shares. After the reverse is completed and the Amended Articles have been filed, the Company will be still be able to issue up to 200,000,000 shares or up to an additional 199,899,862 shares of its Common Stock. Under the Company’s Articles of Incorporation, the Board has authority to issue authorized and unissued shares of Common Stock and preferred stock without obtaining approval from Stockholders. It is important we preserve our flexibility to issue additional shares of Common Stock. The Board believes that the additional authorized shares of Common Stock is advisable to provide us with the flexibility to take advantage of opportunities to issue such stock in order to obtain capital, as consideration for possible acquisitions or for other purposes including, without limitation, the issuance of additional shares of Common Stock through stock splits and stock dividends in appropriate circumstances. There are, at present, no plans, understandings, agreements or arrangements concerning the issuance of additional shares of Common Stock.

Exchange of Certificate and Elimination of Fractional Share Interests

On the Effective Date, shares of Old Common Stock will automatically be combined and changed into one share of New Common Stock. No additional action on the part of the Company or any Stockholder will be required in order to affect the Reverse Split. Stockholders will be requested to exchange their certificates representing shares of Old Common Stock held prior to the Reverse Split for new certificates representing shares of New Common Stock. Stockholders will be furnished the necessary materials and instructions to affect such exchange promptly following the Effective Date. Certificates representing shares of Old Common Stock subsequently presented for transfer will not be transferred on the books and records of the Company but will be returned to the tendering person for exchange. Stockholders should not submit any certificates until requested to do so. In the event any certificate representing shares of Old Common Stock is not presented for exchange upon request by the Company, any dividends that may be declared after the Effective Date of the Reverse Split with respect to the Common Stock represented by such certificate will be withheld by the Company until such certificate has been properly presented for exchange, at which time all such withheld dividends which have not yet been paid to a public official pursuant to relevant abandoned property laws will be paid to the holder thereof or his designee, without interest.

No fractional shares of New Common Stock will be issued to any Stockholder. Accordingly, Stockholders of record who would otherwise be entitled to receive fractional shares of New Common Stock, will, upon surrender of their certificates representing shares of Old Common Stock, receive a new certificate representing the New Common Stock rounded up to the nearest whole share.

Anti-Take Over and Dilutive Effect.

It is possible that additional shares of Common Stock would be issued under circumstances which would make the acquisition of a controlling interest in us more difficult, time-consuming, costly or otherwise discourage an attempt to acquire control of us. Under such circumstances the availability of authorized and unissued shares of Common Stock may make it more difficult for Stockholders to obtain a premium for their shares. Such authorized and unissued shares could be used to create voting or other impediments or to frustrate a person seeking to obtain control of us by means of a merger, tender offer, proxy contest or other means. Such shares could be privately placed with purchasers who might cooperate with the board in opposing such an attempt by a third party to gain control of us or could also be used to dilute ownership of a person or entity seeking to obtain control of us. Although we do not currently contemplate taking such action, shares of Common Stock could be issued for the purposes and effects described above and the Board reserves its rights to issue such stock for such purposes.

Federal Income Tax Consequences of the Reverse Split

The combination of shares of the Old Common Stock into one share of New Common Stock should be a tax-free transaction under the Internal Revenue Code of 1986, as amended, and the holding period and tax basis of the Old Common Stock will be transferred to the New Common Stock received in exchange therefor.

This discussion should not be considered as tax or investment advice, and the tax consequences of the Reverse Split may not be the same for all shareholders. Stockholders should consult their own tax advisors to know their individual Federal, state, local and foreign tax consequences.

FORWARD LOOKING STATEMENTS

     This Information Statement and other reports that we file with the SEC contain forward-looking statements about our business containing the words “believes,” “anticipates,” “expects” and words of similar import. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results or performance to be materially different from the results or performance anticipated or implied by such forward-looking statements. Given these uncertainties, shareholders are cautioned not to place undue reliance on forward-looking statements. Except as specified in SEC regulations, we have no duty to publicly release information that updates the forward-looking statements contained in this Information Statement. An investment in our Company involves numerous risks and uncertainties, including those described elsewhere in this Information Statement. Additional risks will be disclosed from time-to-time in our future SEC filings.

ADDITIONAL INFORMATION

     This Information Statement should be read in conjunction with certain reports that we previously filed with the SEC, copies of these reports are not included in this Information Statement but may be obtained from the SEC’s web site at “www.sec.gov.” We will mail copies of our prior SEC reports to any shareholder upon written request.

By Order of the Board of Directors,

/s/ Fenglin Wang

President and Chairman of the Board

March 24, 2014